UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2003

SONIC SOLUTIONS

(Exact name of registrant as specified in its charter)

California	72870	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Rowland Way, Suite 110 Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 893-8000

ITEM 5.

On September 17, 2003, Sonic Solutions announced a public offering of 920,000 shares of its common stock at a price of $15.00 per share, for gross proceeds of $13,800,000 . The shares were offered under Sonic Solutions’ shelf registration statement on Form S-3 (File Nos. 333-103624 and 333-108870), as amended. The transactions contemplated were closed and the stock was issued on September 22, 2003.

Sonic Solutions expects to receive net proceeds from the offering of approximately $13,010,000 after deducting underwriting discounts and estimated costs associated with the offering. Adams, Harkness & Hill, Inc. led the offering.

Copies of the Underwriting Agreement between Sonic Solutions and Adams, Harkness & Hill, Inc., dated as of September 17, 2003 and the press release related to the offering are attached as Exhibits 10.1 and 99.1 to this current report and are incorporated herein by reference.

ITEM 7.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
10.1	Underwriting Agreement
99.1	Press Release of Sonic Solutions dated September 17, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC SOLUTIONS

By:	/s/ ROBERT J. DORIS
Robert J. Doris
President and Director
(Principal Executive Officer)

Date: September 22, 2003

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EXHIBIT INDEX

Exhibit	Description
10.1	Underwriting Agreement
99.1	Press Release of Sonic Solutions dated September 17, 2003

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